FREE WRITING PROSPECTUS
$631,971,000 (Approximate Offered Certificates)
C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB7 July 24, 2007
C-BASS Mortgage Loan Trust 2007-CB7

Securitized Asset Backed Receivables LLC (Depositor) Credit-Based Asset Servicing and Securitization LLC (Seller and Sponsor) Litton Loan Servicing LP (Servicer)

All terms and statements are subject to change.

DISCLAIMER

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB7

CERTIFICATES

	Principal	WAL (Years)	Payment Window	Expected Rating	Assumed Final	Certificate
Class(2,3,4,7)	Balance ($)(1)	Call/Mat (5)	(Mths) Call/Mat(5)	(Moody’s/S&P/Fitch)	Distribution Date(6)	Type
A-1	383,142,000	1.00 / 1.00	1 – 26 / 1 - 26	Aaa/AAA/AAA	August 2037	Floating Rate Senior Seq
A-2	88,962,000	2.54 / 2.54	26 – 36 / 26 - 36	Aaa/AAA/AAA	August 2037	Floating Rate Senior Seq
M-1	33,064,000	5.98 / 8.56	36 – 72 / 36 - 174	Aa1/AA+/AA+	August 2037	Floating Rate Mezzanine
M-2	28,974,000	5.44 / 5.94	57 – 72 / 57 - 151	Aa2/AA/AA+	August 2037	Floating Rate Mezzanine
M-3	17,725,000	4.90 / 5.39	52 – 72 / 52 - 145	Aa3/AA-/AA	August 2037	Floating Rate Mezzanine
M-4	16,021,000	4.68 / 5.15	48 – 72 / 48 - 140	A1/A+/AA-	August 2037	Floating Rate Mezzanine
M-5	14,998,000	4.53 / 5.00	46 – 72 / 46 - 136	A2/A/A+	August 2037	Floating Rate Mezzanine
M-6	13,976,000	4.43 / 4.88	44 – 72 / 44 - 131	A3/A-/A	August 2037	Floating Rate Mezzanine
M-7	13,294,000	4.36 / 4.79	42 – 72 / 42 - 126	Baa1/BBB+/A-	August 2037	Floating Rate Mezzanine
M-8	11,589,000	4.30 / 4.71	41 – 72 / 41 - 120	Baa2/BBB/BBB+	August 2037	Floating Rate Mezzanine
M-9	10,226,000	4.26 / 4.64	40 – 72 / 40 - 114	Baa3/BBB-/BBB	August 2037	Floating Rate Mezzanine
Not Offered Hereby
B-1	10,226,000	4.22 / 4.56	39-72 / 39-107	Ba1/BBB-/BBB	August 2037	Fixed Rate Subordinate
Total:	642,197,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Offered Certificates will be priced to the Optional Termination Date.  The Senior and Mezzanine Certificates will settle flat.  The Subordinate Certificates will settle with accrued interest.

(3)

The pass-through rate on the Subordinate Certificates will be a fixed rate which will increase by 0.50% on the first Distribution Date after the first possible Optional Termination Date.  The certificate margin on the Senior Certificates will equal 2 times its original applicable margin on each Distribution Date after the first possible Optional Termination Date.  The certificate margin on each class of the Mezzanine Certificates will equal 1.5 times its original certificate margin on each Distribution Date after the first possible Optional Termination Date.

(4)

The Certificates will be subject to a rate cap as described herein.

(5)

The Certificates will be priced at the pricing speeds specified herein.  Assumes 10% optional termination occurs.

(6)

Latest maturity date for any mortgage loan with a thirty year term to maturity, plus one month.

(7)

The Class B-1 Certificates will not be offered hereby.  Information presented herein regarding the Class B-1 Certificates is solely to assist purchasers of the Offered Certificates.

PRICING SPEED
Fixed Rate Mortgage Loans:	The Pricing Speed for the fixed rate Mortgage Loans is 23% HEP (assumes that prepayments start at 2.3% CPR in month 1, increase to 23% CPR by month 10, and remain constant at 23% CPR thereafter).
Adjustable Rate Mortgage Loans:

The Pricing Speed for the adjustable rate Mortgage Loans is 100% PPC (assumes that prepayments start at 2% CPR in month 1, an additional CPR of 1/11th of 28% for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 22, increasing to and remaining constant at 50% CPR from month 23 until month 27 and decreasing and remaining constant at 35% CPR from month 28 and thereafter).

SUMMARY OF IMPORTANT DATES
Deal Information				Collateral Information
Expected Pricing		Week of July 23, 2007		Cut-off Date		07/01/2007
Expected Closing		07/31/2007
First Distribution		08/27/2007
Expected Stepdown		08/25/2010

Bond Information
Class	Dated Date	Initial Accrual Days*	Interest Accrual Method	Delay Days	Final Scheduled Distribution Date**
A-1	07/31/2007	0	Act/360	0	08/25/2037
A-2	07/31/2007	0	Act/360	0	08/25/2037
M-1	07/31/2007	0	Act/360	0	08/25/2037
M-2	07/31/2007	0	Act/360	0	08/25/2037
M-3	07/31/2007	0	Act/360	0	08/25/2037
M-4	07/31/2007	0	Act/360	0	08/25/2037
M-5	07/31/2007	0	Act/360	0	08/25/2037
M-6	07/31/2007	0	Act/360	0	08/25/2037
M-7	07/31/2007	0	Act/360	0	08/25/2037
M-8	07/31/2007	0	Act/360	0	08/25/2037
M-9	07/31/2007	0	Act/360	0	08/25/2037
B-1	Not offered hereby

* See footnote (2) on page 3.

** The Final Scheduled Distribution Date is calculated as the month after the maturity of the latest maturing 30-year Mortgage Loan in the Mortgage Pool.

SUMMARY OF TERMS
Title of Securities:	C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB7.
Senior Certificates:	The Class A-1 and Class A-2 Certificates.
Mezzanine Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Subordinate Certificates:	The Class B-1 Certificates. The Subordinate Certificates will be privately placed and will not be offered pursuant to the prospectus.
Offered Certificates:	The Senior Certificates and the Mezzanine Certificates.
Certificates:	The Senior Certificates, the Mezzanine Certificates, the Subordinate Certificates, the Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates.
Lead Manager:	Barclays Capital Inc.
Co-Managers:	Merrill Lynch Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., HSBC Securities (USA) Inc.
Depositor:	Securitized Asset Backed Receivables LLC.
Servicer:	Litton Loan Servicing LP, a subsidiary of the Seller.
Seller and Sponsor:	Credit-Based Asset Servicing and Securitization LLC (“C-BASS”).
Trustee:	LaSalle Bank National Association.
Supplemental Interest Trust Trustee:	LaSalle Bank National Association.
Custodian:	The Bank of New York.
Significant Originators (+10%):	Fieldstone Mortgage Company (52.01%) and HSBC Finance Corporation (33.69%).
Swap Provider:	[ ]. The Swap Provider will be rated at least “A2” by Moody’s and “A” by S&P.
Cap Provider:	[ ]. The Cap Provider will be rated at least “A2” by Moody’s and “A” by S&P.
Rating Agencies:	Moody’s Investors Service (“Moody’s”), Standard & Poor’s (“S&P”) and Fitch Ratings (“Fitch”).
Cut-off Date:	July 1, 2007.
Closing Date:	On or about July 31, 2007.

SUMMARY OF TERMS
Distribution Dates:

Distribution of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in August 2007.

Payment Delay:	With respect to the Senior and Mezzanine Certificates, 0 days. With respect to the Class B-1 Certificates, 24 days.
Day Count:	With respect to the Senior and Mezzanine Certificates, Actual/360. With respect to the Class B-1 Certificates, 30/360.
Collection Period:	The period from the second day of a calendar month through the first day of the following calendar month.
Prepayment Period:

The period from the 16th day of a calendar month through the 15th day of the following calendar month (or, in the case of the first Prepayment Period, the period from the Cut-off Date through the 15th of the following calendar month).

Servicing Fee:

0.50% per annum (payable monthly); provided, however, for so as long as Litton Loan Servicing LP remains as servicer, 0.15% per annum (payable monthly) of the servicing fee will be paid to Litton Loan Servicing LP and 0.35% per annum (payable monthly) will be paid to the holder(s) of the Class CE-2 Certificates.

Trustee Fee:	0.003% per annum.
Optional Termination Date:	Any Distribution Date on which the aggregate principal balance of the Mortgage Loans is 10% or less than the aggregate Cut-off Date principal balance of the Mortgage Loans.
Denomination:	$100,000 minimum and increments $1 in excess thereof for the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates.
ERISA Eligibility:

The Offered Certificates, exclusive of the right to receive payments from the Supplemental Interest Trust in respect of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, are expected to be eligible for purchase by or on behalf of an employee benefit plan or arrangement, including an individual retirement account, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) subject to certain conditions.

Prior to the termination of the Supplemental Interest Trust, a Plan must also meet the requirements of an investor-based class exemption to be eligible to purchase the Offered Certificates.

Investors should consult with their counsel with respect to the consequences under ERISA and the Code of a Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Eligibility:	The Offered Certificates will not be SMMEA eligible.

SUMMARY OF TERMS
Tax Status:

For federal income tax purposes, certain segregated portions of the Trust will be treated as one or more “real estate mortgage investment conduits” (each, a “REMIC”).  Each of the Offered Certificates represent an interest in two assets for federal income tax purposes: (i) a “regular interest” in a REMIC, which will be treated as a newly-originated debt for most federal income tax purposes and (ii) the right to payment of Rate Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust , which is expected to represent an interest in a notional principal contract for federal income tax purposes.

Monthly Servicer Advances:

The Servicer is required to advance at least one business day prior to each Distribution Date scheduled principal and interest payments (net of the Servicing Fee) that were due during the related Collection Period that are not received by the related determination date until it deems such advances to be non-recoverable.  The Servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will not make any advances of principal on REO properties and is not required to make any advances of principal on second lien mortgage loans. The Servicer is not obligated to make such advance with respect to a reduction in the monthly payment due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or any similar state or local laws.

Mortgage Loans:

The Mortgage Loans consist of 3,504 conforming and non-conforming, fixed rate and adjustable rate, conventional closed-end Mortgage Loans with an aggregate principal balance of approximately $681,738,832 secured by 1st and 2nd lien, level pay, dual amortization step pay, interest only, and balloon mortgages on primarily 1-4 family properties and will be serviced by Litton Loan Servicing LP.

The statistical information presented herein concerning the mortgage loans is based on the pool of mortgage loans as of the Cut-off Date, which is July 1, 2007.  The information regarding the mortgage loans is based on the principal balance of the mortgage loans as of the cut off date assuming the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date.  It is possible that principal prepayments in part or in full may occur between the Cut-off Date and the Closing Date.  Moreover, certain mortgage loans included in the mortgage loan pool as of the Cut-off Date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool.  As a result of the foregoing, the statistical distribution of characteristics as of the Cut-off Date and as of the Closing Date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the Cut-off Date as presented herein, although such variance should not be material.  In addition, the final mortgage loan pool may vary plus or minus 5.0% from the cut-off pool of mortgage loans described in this free writing prospectus. Please see the collateral tables herein for additional information.

SUMMARY OF TERMS
Realized Losses:

Losses resulting from the liquidation of defaulted mortgage loans will first be applied to excess interest, if any, certain amounts in the Supplemental Interest Trust, if any, and will then reduce these to the level of the Overcollateralization Amount.  If there is no excess interest, no applicable amounts in the Supplemental Interest Trust and no Overcollateralization Amount, such losses will be allocated to the Mezzanine Certificates and the Subordinate Certificates in reverse order of seniority as follows: to the Class B-1, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates in that order.  Realized Losses will not be allocated to the Senior Certificates.

Special Hazard Losses:

Special Hazard Losses are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.  Special Hazard Losses will be allocated as described above, except that if the aggregate amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the principal balance of the Mortgage Loans as of the Cut-off Date, (ii) two times the amount of the principal balance of the largest Mortgage Loan or (iii) an amount equal to the aggregate principal balances of the Mortgage Loans in the largest zip-code concentration in the State of California, such excess losses will be allocated among all the outstanding classes (other than the Senior Certificates), pro rata, based on their respective certificate principal balances.  Any losses allocated as Special Hazard Losses will not be reimbursed through excess interest or from the Supplemental Interest Trust.

SUMMARY OF TERMS
Interest Rate Swap Agreement:

On the Closing Date, the Supplemental Interest Trust Trustee on behalf of the supplemental interest trust (the “Supplemental Interest Trust”) will enter into an Interest Rate Swap Agreement with a notional amount equal to, on each Distribution Date, the “Swap Notional Amount.” Under the Interest Rate Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in August 2007 and ending with the Distribution Date in May 2012 the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.30% per annum, (y) the Swap Notional Amount (as set forth in the Swap Schedule below) for that Distribution Date and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Supplemental Interest Trust Trustee (on behalf of the Supplemental Interest Trust) a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the Swap Notional Amount (as set forth in the Swap Schedule below) for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule for the Swap Notional Amount for each Distribution Date.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed as described below under “Supplemental Interest Trust Distributions” and in accordance with the terms set forth in the Pooling and Servicing Agreement.  The Swap Account will be part of the Supplemental Interest Trust but not an asset of any REMIC.

Upon early termination of the Interest Rate Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full generally, prior to distributions to certificateholders.

SUMMARY OF TERMS
Interest Rate Swap Agreement (cont.)

In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

A “Defaulted Swap Termination Payment” means any payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an event of default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the defaulting party or a termination event (including a downgrade termination event) under that agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Interest Rate Cap Agreement:

On the Closing Date, the Supplemental Interest Trust Trustee will enter into an Interest Rate Cap Agreement with an initial notional amount of $0.00.  Under the Interest Rate Cap Agreement, the Cap Provider will be obligated to pay, on or before each Distribution Date commencing with the Distribution Date in August 2007 and ending with the Distribution Date in May 2012, to the Supplemental Interest Trust Trustee an amount equal to the product of (a) the excess, if any, of (i) One-Month LIBOR, as determined pursuant to the Interest Rate Cap Agreement, for the related Calculation Period, as defined in the Interest Rate Cap Agreement over (ii) 5.37%, (b) an amount equal to the lesser of (x) the Maximum Cap Notional Amount set forth herein and (y) the excess, if any, of (A) the aggregate certificate balance of the Senior and Mezzanine Certificates immediately preceding such distribution date over (B) the then current notional amount set forth on the attached Interest Rate Swap Agreement schedule, and (c) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

Generally, the interest rate cap payments will be deposited into the Supplemental Interest Trust by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Trust will be distributed as described below under “Supplemental Interest Trust Distributions” and in accordance with the terms set forth in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT
Credit Enhancement:

Credit enhancement for the structure is provided by Excess Interest, Overcollateralization and Subordination.

Certificate Credit Enhancement (as of the Closing Date)

(1)

The Senior Certificates are enhanced by Excess Interest and approximately 30.75% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(2)

The Class M-1 Certificates are enhanced by Excess Interest and approximately 25.90% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(3)

The Class M-2 Certificates are enhanced by Excess Interest and approximately 21.65% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(4)

The Class M-3 Certificates are enhanced by Excess Interest and approximately 19.05% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(5)

The Class M-4 Certificates are enhanced by Excess Interest and approximately 16.70% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(6)

The Class M-5 Certificates are enhanced by Excess Interest and approximately 14.50% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(7)

The Class M-6 Certificates are enhanced by Excess Interest and approximately 12.45% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(8)

The Class M-7 Certificates are enhanced by Excess Interest and approximately 10.50% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(9)

The Class M-8 Certificates are enhanced by Excess Interest and approximately 8.80% in Mezzanine Certificates, Subordinate Certificates and the Overcollateralization Amount.

(10)

The Class M-9 Certificates are enhanced by Excess Interest and approximately 7.30% in Subordinate Certificates and the Overcollateralization Amount.

(11)

The Class B-1 Certificates are enhanced by Excess Interest and the Overcollateralization Amount.

Target Overcollateralization Amount:

Prior to the Stepdown Date, approximately 5.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  On and after the Stepdown Date, if a Trigger Event is not in effect, the greater of (x) the lesser of (i) approximately 5.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) approximately 11.60% of the aggregate current principal balance of the Mortgage Loans and (y) the Overcollateralization Floor.  If a Trigger Event is in effect, the Target Overcollateralization Amount will be the Target Overcollateralization Amount from the previous period.   On any Distribution Date following the reduction of the Certificate Principal Balance of the Offered Certificates and the Class B-1 Certificates to zero, the Target Overcollateralization Amount will be zero.

CREDIT ENHANCEMENT
Overcollateralization Floor:

On any Distribution Date (i) prior to month 240, 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date and (ii) on or after month 240, the greater of (a) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date and (b) the aggregate principal balance of the outstanding Mortgage Loans with 40-year terms to maturity as of the end of the related collection period (after giving effect to collections of unscheduled principal received during the related Prepayment Period), plus 0.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Overcollateralization Amount:

On any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Mortgage Loans as of the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) over (y) the aggregate certificate principal balance of all classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any certificate principal  balance as a result of subsequent recoveries).

Overcollateralization Deficiency:

On any Distribution Date, the excess, if any, of (x) the Target Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such                                                                 Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the certificate principal balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any applied realized loss amounts on such Distribution Date.

Overcollateralization Release Amount:

On any Distribution Date, on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date, over (ii) the Target Overcollateralization Amount for such Distribution Date.  With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Senior Enhancement Percentage:

On any Distribution Date, is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates, in each case before taking into account principal distributions on such Distribution Date and (ii) the Overcollateralization Amount, calculated for this purpose only after taking into account the reduction of the certificate principal balance of all classes of Certificates resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount), on such Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period).

Expected Credit Support Percentage:
	Class	Initial Credit Support*	After Stepdown Support*
	Senior	30.75%	61.50%
	M-1	25.90%	51.80%
	M-2	21.65%	43.30%
	M-3	19.05%	38.10%
	M-4	16.70%	33.40%
	M-5	14.50%	29.00%
	M-6	12.45%	24.90%
	M-7	10.50%	21.00%
	M-8	8.80%	17.60%
	M-9	7.30%	14.60%
	B-1	5.80%	11.60%

*Approximate

TRIGGER EVENT
Stepdown Date:

The earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in August 2010, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 61.50%.

Trigger Event:

Is in effect on a Distribution Date if any one of the following conditions exist as of the last day of the related Collection Period:

i.

The “Rolling Six Month 60+ Delinquency Percentage” equals or exceeds 26.02% of the Senior Enhancement Percentage; or

ii.

The aggregate amount of realized losses incurred since the Cut-off Date through the last day of such related Collection Period (reduced by the aggregate amount of subsequent recoveries received since the Cut-off Date through the last day of the  related Collection  Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

	Distribution Dates	Cumulative Realized Loss Percentage
	August 2009 – July 2010	1.75% for the first month, plus an additional 1/12th of 1.90% for each month thereafter,
	August 2010 – July 2011	3.65% for the first month, plus an additional 1/12th of 1.60% for each month thereafter,
	August 2011 – July 2012	5.25% for the first month, plus an additional 1/12th of 1.25% for each month thereafter,
	August 2012 – July 2013	6.50% for the first month, plus an additional 1/12th of 0.75% for each month thereafter,
	August 2013 and thereafter	7.25%

60+ Day Delinquent Loan:

Each Mortgage Loan with respect to which any portion of a monthly payment is, as of the last day of the prior Collection Period, two months or more past due, each Mortgage Loan in foreclosure, all REO Property, any loan that has been modified in the last twelve months, any loan that has been repurchased from an investor in the past twelve months, and each Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date.

Rolling Six Month 60+ Day Delinquency Percentage:

With respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the six immediately preceding Collection Periods, the numerator of each of which is equal to the aggregate Principal Balance of Mortgage Loans that are 60+ Day Delinquent Loans as of the end of the day immediately preceding the end of each such Collection Period, and the denominator of which is the aggregate Mortgage Loan balance as of the end of the related Collection Period.

PASS-THROUGH RATES
Pass-Through Rate:

On each Distribution Date prior to and including the Optional Termination Date, the Pass-Through Rate for the Certificates is as follows:

The Pass-Through Rate for the Senior and Mezzanine Certificates  for any Distribution Date will be the lesser of:

(i)

the sum of (x) one-month LIBOR as determined for the related period and (y) the related certificate margin for the applicable class, and

(ii)

the Rate Cap for such Distribution Date.

The Pass-Through Rate for the Class B-1 Certificates for any Distribution Date will be the lesser of:

(i)

the certificate coupon for such Distribution Date, and

(ii)

the Rate Cap for such Distribution Date.

On each Distribution Date after the Optional Termination Date, the certificate margins for the Senior Certificates will be equal to 2 times their respective initial margins and for the Mezzanine Certificates, the related certificate margins will be 1.5 times their respective initial margins.

On the Distribution Date after the Optional Termination Date, the coupon on the Class B-1 Certificates will increase by 0.50% per annum.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

•

Interest on the Senior and Mezzanine Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

•

Interest on the Class B-1 Certificates will accrue on such Certificates from and including the first day of the calendar month preceding that Distribution Date up to and including the last day of such month, on a 30/360 basis.

Net Mortgage Interest Rate:

The Net Mortgage Interest Rate for each Mortgage Loan is the applicable mortgage interest rate specified in the related mortgage note less the sum of (a) the Servicing Fee rate and (b) the Trustee Fee rate.

Net Maximum Mortgage Interest Rate:

The Net Maximum Mortgage Interest Rate for each Mortgage Loan is (a) (i) in the case of the adjustable rate Mortgage Loans, the applicable maximum mortgage interest rate specified in the related mortgage note and (ii) in the case of the fixed rate Mortgage Loans, the applicable mortgage interest rate specified in the related mortgage note less (b) the sum of the Servicing Fee rate and the Trustee Fee rate.

Net WAC:

The average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the principal balances of the Mortgage Loans as of the first day of the related Collection Period (after giving effect to collections of unscheduled principal received during the previous Prepayment Period).

Net Maximum WAC:

The average of the Net Maximum Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the principal balances of the Mortgage Loans as of the first day of the related Collection Period (after giving effect to collections of unscheduled principal received during the previous Prepayment Period).

PASS-THROUGH RATES
Maximum Rate Cap:

For the Senior Certificates and the Mezzanine Certificates, the Maximum Rate Cap for any Distribution Date will be a per annum rate (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period) equal to (i) the Net Maximum WAC plus (ii) 12 times the quotient of (a) the Net Swap Payment and Interest Rate Cap Payment, if any, made to the Supplemental Interest Trust (as defined in the Interest Rate Swap Agreement and Interest Rate Cap Agreement) and (b) the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period (after giving effect to collections of unscheduled principal received during the previous Prepayment Period). Any interest shortfall due to the Maximum Rate Cap will not be reimbursed.

Rate Cap:

The Rate Cap for any Distribution Date will be a per annum rate (expressed, other than in the case of the Class B-1 Certificates, on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period and in the case of the Class B-1 Certificates, on the basis of an assumed 360-day year and 30 days) equal to (i) the Net WAC less (ii) 12 times the quotient of (a) the Net Swap Payment and Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Interest Rate Swap Agreement)) and (b) the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period (after giving effect to collections of unscheduled principal received during the previous Prepayment Period).

Accrued Certificate Interest:

For each class of the Certificates and for each Distribution Date, an amount equal to the interest accrued during the related accrual period on the certificate principal balance of such class of Certificates, minus such class’ interest percentage of shortfalls caused by the Relief Act or similar state or local laws for such Distribution Date.

Interest Carry Forward Amount:

As of any Distribution Date, the excess, if any, of (a) the sum of (x) any Interest Carry Forward Amount for the prior Distribution Date (along with interest on such amount at the applicable Pass Through Rate on the basis of the related accrual method) and (y) the Accrued Certificate Interest for such Distribution Date over (b) the amount of interest actually distributed on such class on such Distribution Date.

Rate Cap Carryover Amount:

On any Distribution Date for any class of Certificates, the excess of (x) the amount of interest such class of certificates would have been entitled to receive on such Distribution Date if the Pass-Through Rate had not been limited by the Rate Cap, up to but not exceeding the related Maximum Rate Cap, if applicable, over (y) the amount of interest such class of certificates received on such Distribution Date based on the Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate (not limited by the Rate Cap) on such class). No Rate Cap Carryover Amount will be paid with respect to a class of certificates once the principal balance has been reduced to zero.

Monthly Excess Interest Amount:	Any amount remaining pursuant to clause (xiii) under Interest Distributions below.

INTEREST DISTRIBUTIONS
Interest Remittance Amount:

As of any Distribution Date, (A) the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Servicing Fee, the Trustee Fee, certain amounts available for reimbursement of advances and servicing advances and certain other reimbursable expenses or indemnification payments pursuant to the Pooling and Servicing Agreement), (ii) all compensating interest paid by the Servicer on such Distribution Date with respect to the Mortgage Loans, (iii) the portion of any payment in connection with any principal prepayment (other than any prepayment interest excess), substitution, purchase price, termination price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans received during the related prepayment period and (iv) any Reimbursement Amount received during the related prepayment period less (B) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment).

INTEREST DISTRIBUTIONS

Distributions of interest to the Certificates will be made from the Interest Remittance Amount as follows:

(i)

concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the applicable Accrued Certificate Interest thereon for such Distribution Date;

(ii)

concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, the applicable Interest Carry Forward Amount thereon for such Distribution Date; and

(iii)

to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(iv)

to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(v)

to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vi)

to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vii)

to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(viii)

to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(ix)

to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(x)

to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xi)

to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xii)

to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

(xiii)

the amount, if any, remaining will be distributed as the Excess Cashflow.

PRINCIPAL DISTRIBUTIONS
Principal Remittance Amount:

With respect to any Distribution Date, to the extent of funds available, (A) the amount equal to the sum, less certain amounts available for reimbursement of Advances and Servicing Advances and certain other reimbursable expenses of the following amounts, without duplication, with respect to the related Mortgage Loans of: (i) each payment of principal on a Mortgage Loan due during the related Collection Period and received by the servicer on or prior to the related Determination Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the servicer during the related Prepayment Period, (iii) the insurance proceeds and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the servicer during the related Prepayment Period, (iv) the portion of the purchase price paid in connection with the repurchase of a Mortgage Loan allocable to principal of all repurchased Mortgage Loans with respect to the related Prepayment Period, (v) any Substitution Adjustments received during the related Prepayment Period, and (vi) on the Distribution Date on which the trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price in respect of principal less (B) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment), not covered by the Interest Remittance Amount.

Principal Distribution Amount:	The sum of (i) the Principal Remittance Amount, less the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount.
Senior Principal Distribution Amount:

As of any Distribution Date prior to the Stepdown Date and on any Distribution Date thereafter on which the Trigger Event is in effect, the related Senior Principal Distribution Amount will equal 100% of the Principal Distribution Amount.

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the aggregate outstanding certificate principal balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 38.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the excess of the aggregate principal balance of the Mortgage Loans as of the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

PRINCIPAL DISTRIBUTIONS
Class M-1 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates after distribution of the Senior Principal Distribution Amount on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 48.20% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

Class M-2 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and Class M-1 Certificates after distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 56.70%  and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

Class M-3 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1 and Class M-2 Certificates after distribution of the Senior Principal Distribution Amount, the Class M-1 and Class M-2 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 61.90% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

PRINCIPAL DISTRIBUTIONS
Class M-4 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2 and Class M-3 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 66.60% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

Class M-5 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 71.00% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

Class M-6 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 75.10% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

Class M-7 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-7 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 79.00% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

PRINCIPAL DISTRIBUTIONS
Class M-8 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-8 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 82.40% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

Class M-9 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class M-9 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 85.40% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

PRINCIPAL DISTRIBUTIONS
Class B-1 Principal Distribution Amount:

With respect to any Distribution Date, on or after the Stepdown Date and to the extent the Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding certificate principal balance of the Senior and Mezzanine Certificates after distribution of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on the related Distribution Date and (b) the outstanding certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) approximately 88.40% and (y) the aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) and (B) the outstanding aggregate principal balance of the Mortgage Loans on the last day of the related Collection Period (after giving effect to collections of unscheduled principal received during the related Prepayment Period) minus the OC Floor.

Extra Principal Distribution Amount:	As of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

PRINCIPAL DISTRIBUTIONS

With respect to each Distribution Date (a) before the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

first, sequentially, to the Class A-1 and Class A-2 Certificates, in that order, the Senior Principal Distribution Amount until the certificate principal balances thereof have beeen reduced to zero.

second, to the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero;

third, to the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

fourth, to the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

fifth, to the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

sixth, to the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

seventh, to the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;

eighth, to the Class M-7 Certificates, until the certificate principal balance thereof has been reduced to zero;

ninth, to the Class M-8 Certificates, until the certificate principal balance thereof has been reduced to zero tenth, to the Class M-9 Certificates, until the certificate principal balance thereof has been reduced to zero;

eleventh, to the Class B-1 Certificates, until the certificate principal balance thereof has been reduced to zero and twelfth, any remaining Principal Distribution Amount will be distributed as part of Excess Cashflow.

PRINCIPAL DISTRIBUTIONS

With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

first, sequentially, to the Class A-1 and Class A-2 Certificates, in that order, the Senior Principal Distribution Amount until the certificate principal balances thereof have beeen reduced to zero;

second, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

third, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

fourth, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

fifth, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

sixth, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

seventh, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

eighth, to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

ninth, to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

tenth, to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero;

eleventh, to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

twelfth, any remaining Principal Distribution Amount will be distributed as part of Excess Cashflow.

EXCESS CASHFLOW

On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount  (reduced by amounts paid as part of the  Principal  Distribution Amount) and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Senior, Mezzanine and Subordinate Certificates will be applied in the following order of priority:

(i)

to fund any remaining applicable Accrued Certificate Interest for such Distribution Date, pro rata, among the Senior Certificates;

(ii)

 to fund the remaining Interest Carry Forward Amounts, if any, pro rata, among the Senior Certificates;

(iii)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-1 Certificates;

(iv)

to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any;

(v)

to fund the Class M-1 realized loss amortization amount for such Distribution Date;

(vi)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-2 Certificates;

(vii)

to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any;

(viii)

to fund the Class M-2 realized loss amortization amount for such Distribution Date;

(ix)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-3 Certificates;

(x)

to fund the Interest Carry Forward Amount for the Class M-3 Certificates, if any;

(xi)

to fund the Class M-3 realized loss amortization amount for such Distribution Date;

(xii)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-4 Certificates;

(xiii)

to fund the Interest Carry Forward Amount for the Class M-4 Certificates, if any;

(xiv)

to fund the Class M-4 realized loss amortization amount for such Distribution Date;

(xv)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-5 Certificates;

(xvi)

to fund the Interest Carry Forward Amount for the Class M-5 Certificates, if any;

(xvii)

to fund the Class M-5 realized loss amortization amount for such Distribution Date;

(xviii)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-6 Certificates;

(xix)

to fund the Interest Carry Forward Amount for the Class M-6 Certificates, if any;

(xx)

to fund the Class M-6 realized loss amortization amount for such Distribution Date;

(xxi)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-7 Certificates;

(xxii)

to fund the Interest Carry Forward Amount for the Class M-7 Certificates, if any;

(xxiii)

to fund the Class M-7 realized loss amortization amount for such Distribution Date;

(xxiv)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-8 Certificates;

(xxv)

to fund the Interest Carry Forward Amount for the Class M-8 Certificates, if any;

(xxvi)

to fund the Class M-8 realized loss amortization amount for such Distribution Date;

(xxvii)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class M-9 Certificates;

(xxviii)

to fund the Interest Carry Forward Amount for the Class M-9 Certificates, if any;

(xxix)

to fund the Class M-9 realized loss amortization amount for such Distribution Date;

(xxx)

to fund any remaining Accrued Certificate Interest for such Distribution Date to the Class B-1 Certificates;

(xxxi)

to fund the Interest Carry Forward Amount for the Class B-1 Certificates, if any;

(xxxii)

to fund the Class B-1 realized loss amortization amount for such Distribution Date;

(xxxiii)

from amounts otherwise distributable to the Class CE-1 Certificates, to fund the amount of any Rate Cap Carryover Amount, pro rata based on their respective Rate Cap Carryover Amounts, to the Senior Certificates;

(xxxiv)

from amounts otherwise distributable to the Class CE-1 Certificates, to fund the amount of any Rate Cap Carryover Amount sequentially to the Mezzanine Certificates and Subordinate Certificates;

(xxxv)

from amounts otherwise distributable to the Class CE-1 Certificates, to the Supplemental Interest Trust to fund any Defaulted  Swap Termination Payment; and

EXCESS CASHFLOW (cont.)
(xxxvi) to fund distributions to the holders of the Class CE-1, Class P, Class R and Class R-X Certificates in the amounts specified in the Pooling and Servicing Agreement.

SUPPLEMENTAL INTEREST TRUST DISTRIBUTIONS

On any Distribution Date and after all distributions made under Interest Distributions and Principal Distributions above, funds in the Supplemental Interest Trust with respect to the Interest Rate Swap Agreement and the Interest Rate Cap Agreement will be distributed in the following order of priority:

(i)

to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for such distribution date;

(ii)

to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider;

(iii)

to pay any remaining Accrued Certificate Interest and any Interest Carry Forward Amounts on the Senior Certificates, pro rata, and then to pay any remaining Accrued Certificate Interest and any Interest Carry Forward Amounts on the Mezzanine Certificates, sequentially in alphanumeric order;

(iv)

to pay any principal on the Certificates then entitled to distributions of principal, in accordance with the principal payments provisions described herein, in an amount necessary to maintain the applicable Target Overcollateralization Amount;

(v)

to pay the Mezzanine Certificates sequentially in alphanumeric order any Realized Losses;

(vi)

to pay concurrently in proportion of their respective Rate Cap Carryover Amounts after giving effect to distributions already made on such Distribution Date, to the Senior Certificates, any remaining Rate Cap Carryover Amounts;

(vii)

to pay the Mezzanine Certificates sequentially in alphanumeric order any remaining Rate Cap Carryover Amounts;

(viii)

to the Swap Provider, any Defaulted Swap Termination Payment, to the extent not already paid; and

(ix)

to the holders of the Class CE-1 Certificates, any remaining amounts.

Amounts distributed in respect of clauses (iv) and (v) above, together with amounts distributed in respect of such clauses on prior Distribution Dates, shall not exceed the aggregate of current or prior Realized Losses not previously reimbursed by recoveries or through Excess Cashflow.

SWAP SCHEDULE

Period	Distribution Date	Swap Notional Amount ($)	Strike (%)	Period	Distribution Date	Swap Notional Amount ($)	Strike (%)
1	8/25/2007	631,900,000.00	5.30%	31	2/25/2010	79,220,790.49	5.30%
2	9/25/2007	608,098,258.66	5.30%	32	3/25/2010	74,528,774.03	5.30%
3	10/25/2007	580,307,097.81	5.30%	33	4/25/2010	70,228,320.54	5.30%
4	11/25/2007	551,035,131.79	5.30%	34	5/25/2010	66,268,181.68	5.30%
5	12/25/2007	523,094,337.02	5.30%	35	6/25/2010	62,604,409.60	5.30%
6	1/25/2008	496,126,911.70	5.30%	36	7/25/2010	59,197,367.52	5.30%
7	2/25/2008	470,129,471.16	5.30%	37	8/25/2010	56,000,363.37	5.30%
8	3/25/2008	445,285,366.65	5.30%	38	9/25/2010	52,976,024.11	5.30%
9	4/25/2008	420,964,322.59	5.30%	39	10/25/2010	50,127,922.99	5.30%
10	5/25/2008	397,312,591.68	5.30%	40	11/25/2010	47,435,745.08	5.30%
11	6/25/2008	374,867,239.04	5.30%	41	12/25/2010	44,890,163.21	5.30%
12	7/25/2008	350,187,341.38	5.30%	42	1/25/2011	42,483,738.46	5.30%
13	8/25/2008	327,651,121.82	5.30%	43	2/25/2011	40,208,650.27	5.30%
14	9/25/2008	305,999,389.72	5.30%	44	3/25/2011	38,057,670.98	5.30%
15	10/25/2008	285,791,085.32	5.30%	45	4/25/2011	36,023,926.93	5.30%
16	11/25/2008	264,816,892.64	5.30%	46	5/25/2011	34,100,714.60	5.30%
17	12/25/2008	246,005,659.95	5.30%	47	6/25/2011	32,282,201.39	5.30%
18	1/25/2009	228,320,545.59	5.30%	48	7/25/2011	30,562,540.86	5.30%
19	2/25/2009	211,224,220.10	5.30%	49	8/25/2011	28,935,241.25	5.30%
20	3/25/2009	192,830,380.95	5.30%	50	9/25/2011	27,389,568.73	5.30%
21	4/25/2009	174,765,093.49	5.30%	51	10/25/2011	25,934,332.70	5.30%
22	5/25/2009	158,803,032.20	5.30%	52	11/25/2011	24,557,894.37	5.30%
23	6/25/2009	144,491,231.92	5.30%	53	12/25/2011	23,255,921.10	5.30%
24	7/25/2009	131,984,671.33	5.30%	54	1/25/2012	22,024,299.12	5.30%
25	8/25/2009	121,163,137.28	5.30%	55	2/25/2012	20,859,186.99	5.30%
26	9/25/2009	111,813,771.48	5.30%	56	3/25/2012	19,756,482.48	5.30%
27	10/25/2009	103,654,189.00	5.30%	57	4/25/2012	18,709,575.87	5.30%
28	11/25/2009	96,484,400.21	5.30%	58	5/25/2012	17,722,110.23	5.30%
29	12/25/2009	90,103,886.18	5.30%	59 and thereafter		NA	NA
30	1/25/2010	84,385,228.45	5.30%

INTEREST RATE CAP SCHEDULE

Period	Distribution Date	Maximum Cap Notional Amount ($)*	Strike (%)	Period	Distribution Date	Maximum Cap Notional Amount ($)*	Strike (%)
1	8/25/2007	0.00	5.37%	35	6/25/2010	97,045,467.92	5.37%
2	9/25/2007	16,450,746.10	5.37%	36	7/25/2010	92,999,578.33	5.37%
3	10/25/2007	26,217,264.59	5.37%	37	8/25/2010	89,058,894.61	5.37%
4	11/25/2007	36,505,657.55	5.37%	38	9/25/2010	85,070,951.06	5.37%
5	12/25/2007	45,715,407.68	5.37%	39	10/25/2010	81,047,240.35	5.37%
6	1/25/2008	54,095,033.23	5.37%	40	11/25/2010	77,107,330.42	5.37%
7	2/25/2008	61,681,644.97	5.37%	41	12/25/2010	73,093,923.27	5.37%
8	3/25/2008	68,428,468.90	5.37%	42	1/25/2011	68,965,623.61	5.37%
9	4/25/2008	74,695,501.82	5.37%	43	2/25/2011	64,725,568.83	5.37%
10	5/25/2008	80,433,584.86	5.37%	44	3/25/2011	60,361,500.28	5.37%
11	6/25/2008	85,408,250.35	5.37%	45	4/25/2011	55,898,380.26	5.37%
12	7/25/2008	91,288,711.31	5.37%	46	5/25/2011	51,338,205.26	5.37%
13	8/25/2008	95,926,972.21	5.37%	47	6/25/2011	46,686,651.66	5.37%
14	9/25/2008	99,970,496.61	5.37%	48	7/25/2011	41,948,385.57	5.37%
15	10/25/2008	102,660,873.74	5.37%	49	8/25/2011	37,124,352.98	5.37%
16	11/25/2008	104,678,613.51	5.37%	50	9/25/2011	33,481,992.46	5.37%
17	12/25/2008	103,299,442.67	5.37%	51	10/25/2011	29,759,909.30	5.37%
18	1/25/2009	102,121,741.73	5.37%	52	11/25/2011	25,963,341.20	5.37%
19	2/25/2009	102,717,666.77	5.37%	53	12/25/2011	22,095,452.44	5.37%
20	3/25/2009	105,274,315.04	5.37%	54	1/25/2012	18,152,437.66	5.37%
21	4/25/2009	107,116,389.72	5.37%	55	2/25/2012	14,098,731.33	5.37%
22	5/25/2009	107,786,519.76	5.37%	56	3/25/2012	10,218,464.11	5.37%
23	6/25/2009	108,872,037.41	5.37%	57	4/25/2012	6,913,590.41	5.37%
24	7/25/2009	109,012,941.67	5.37%	58	5/25/2012	4,232,127.45	5.37%
25	8/25/2009	108,314,974.11	5.37%	59 and thereafter		N/A	N/A
26	9/25/2009	108,403,647.88	5.37%
27	10/25/2009	105,665,352.39	5.37%
28	11/25/2009	102,757,878.60	5.37%
29	12/25/2009	99,755,286.77	5.37%
30	1/25/2010	96,720,559.78	5.37%
31	2/25/2010	93,691,270.00	5.37%
32	3/25/2010	90,693,984.86	5.37%
33	4/25/2010	94,994,438.35	5.37%
34	5/25/2010	98,954,577.21	5.37%

* Based upon actual pricing levels, the maximum cap notional amount may be adjusted on the pricing date by no more than +/- 3% of the applicable amount.

CONTACTS
Barclays Capital
Syndicate
Craig Leonard	(212) 412-2663	craig.leonard@barcap.com
Brian Dixon	(212) 412-2663	brian.dixon@barcap.com
Roger Tedesco	(212) 412-2663	roger.tedesco@barcap.com

ABS Banking
Joseph O’Doherty	(212) 412-5517	joseph.o'doherty@barcap.com
Kwaw deGraft-Johnson	(212) 412-6773	kwaw.degraft-johnson@barcap.com
James Blanco	(212) 412-6771	james.blanco@barcap.com
Natalia Sucha	(212) 412-5304	natalia.sucha@barcap.com

Rating Agencies
Odile Grisard Boucher– Moody’s	(212) 553-1382	odile.grisardboucher@moodys.com
Greg Koniowka—S&P	(212) 438-5327	Greg_koniowka@standardandpoors.com
Rachel Brach– Fitch	(212) 908-0224	rachel.brach@fitchratings.com